UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 16, 2010

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415) 946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to and Termination of Stock Purchase Agreement with Inter Asset Japan LBO No 1 Fund

On April 16, 2010, IA Global, Inc., a Delaware corporation (the “Company”), signed an Amendment to the Stock Purchase Agreement (“Amended Agreement”) with Inter Asset Japan LBO No 1 Fund (“Investor”), an existing shareholder of the Company. Under the terms of the Amended Agreement, the Company sold to the investor 18,383,750 shares of Common Stock for $735,350. In addition, the parties agreed to terminate the Stock Purchase Agreement dated August 17, 2009 and the Amendment to the Stock Purchase Agreement dated January 26, 2010.

The Investor had the option, but did purchase, on or before March 31, 2010, an additional 50,000,000 shares of common stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

Finally, the Investor had the option, but did not purchase, on or before April 30, 2010, an additional 50,000,000 shares of common stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

The Company issued and sold the shares of common stock to the Investor in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Amendment to and Termination of Stock Purchase Agreement with MGVJ Co Ltd

On April 16, 2010, the Company signed an Amendment to the Stock Purchase Agreement (“Amended Agreement”) with MGVJ Co. Ltd. (“New Investor”), a new shareholder of the Company. Under the terms of the Amended Agreement, the Company sold to the New Investor 1,300,000 shares of Common Stock for $60,000. In addition, the parties agreed to terminate the Stock Purchase Agreement dated January 26, 2010.

On January 26, 2010, Company received a $480,000 funding commitment under a Stock Purchase Agreement from New Investor. Under the terms of the Agreement, the Company had agreed to issue and sell to the New Investor 9,600,000 shares of the Company’s common stock for an aggregate purchase price of $480,000, or $0.05 per share.

The Company issued and sold the shares of common stock to the Investor in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Amendment to and Termination of Proposed Korean Investment

On April 16, 2010, the Company signed an Amendment to Escrow Agreement with Inter Asset Japan LBO No.1 Fund (Voluntary Partnership), Beseto Partners Incorporation Committee and M&A Japan Inc. The parties agreed to terminate the Escrow Agreement dated December 18, 2009. The Company agreed to return 200 million Yen or approximately $2.2 million in exchange for not issuing 55,969,633 shares of IAGI common stock. The Korean Venture Capital Fund was not successfully formed.

The Amendments above will be included as exhibits to the Form 10-Q for the three months ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: April 19, 2010

By:	/s/ Mark Scott

Mark Scott

Chief Financial Officer